Registration No. 333-

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               MOTIENT CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   93-0976127
                      (IRS employer identification number)

                            10802 Parkridge Boulevard
                              Reston, VA 20191-5416
                                 (703) 758-6000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                            ------------------------

                   Motient Corporation 2002 Stock Option Plan

                            (Full Title of the Plan)
                            ------------------------

                             Walter V. Purnell, Jr.
                      President and Chief Executive Officer
                               Motient Corporation
                            10802 Parkridge Boulevard
                              Reston, VA 20191-5416
                                 (703) 758-6000
            (Name, address and telephone number of Agent for Service)

                                    Copy to:
                                Steven M. Kaufman
                                 Suzanne A. Barr
                             Hogan & Hartson L.L.P.
                                 Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202) 637-5600
                            ------------------------




                         CALCULATION OF REGISTRATION FEE

============================== ======================== ============================ ========================== =================
  Title of securities to be         Amount to be             Proposed maximum            Proposed maximum          Amount of
         registered                  registered          offering price per share    aggregate offering price   registration fee
                                                                    (1)                         (1)
                               ------------------------ ---------------------------- --------------------------
------------------------------ ------------------------ ---------------------------- -------------------------- -----------------
Common Stock, par value $.01        2,993,024           (1)                          $13,916,836                 $1,280.35
per share
============================== ======================== ============================ ========================== =================

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and the aggregate offering price are based upon (a) the exercise price of outstanding options granted under the Motient Corporation 2002 Stock Option Plan (the "Stock Option Plan") in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and (b) the average of the bid and asked prices of the registrant's common stock as reported on the OTC Bulletin Board on July 11, 2002 in accordance with Rule 457(c) under the Securities Act for shares issuable pursuant to the Stock Option Plan and not subject to outstanding options. The following chart illustrates the calculation of the proposed maximum aggregate offering price for calculation of the registration fee:

=================================================== ========================= ======================= ===========================
                        Type of Shares                  Number of Shares      Offering Price Per Share    Proposed Maximum
                                                                                                      Aggregate Offering Price
--------------------------------------------------- ------------------------- ----------------------- ---------------------------
--------------------------------------------------- ------------------------- ----------------------- ---------------------------
Shares issuable pursuant to outstanding options
under the Stock Option Plan                                2,244,250                 $5.00 (1)(a)               $11,221,250
--------------------------------------------------- ------------------------- ----------------------- ---------------------------
--------------------------------------------------- ------------------------- ----------------------- ---------------------------
Shares otherwise issuable pursuant to the Stock
Option Plan                                                 748,774                  $3.60 (1)(b)                $2,695,586
--------------------------------------------------- ------------------------- ----------------------- ---------------------------
--------------------------------------------------- ------------------------- ----------------------- ---------------------------
Total Proposed Maximum Aggregate Offering Price                                                                 $13,916,836
=================================================== ========================= ======================= ===========================


-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to each recipient of an award under the Motient Corporation 2002 Stock Option Plan, as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         Motient Corporation (the "Registrant") hereby incorporates by reference into this registration statement the following documents filed by it with the
Commission:

o the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, which was filed on March 29, 2002;

o the Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 2002, which was filed on May 8, 2002;

o the Registrant's Current Reports on Form 8-K, which were filed on January 10, 2002, March 4, 2002, May 2, 2002, June 4, 2002 and
              July 10, 2002; and

o the description of the Registrant's common stock, $.01 par value per share (the "Common Stock"), contained in Amendment No. 2 to Registrant's registration statement on Form 8-A, filed May 1, 2002 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (except, with respect to Current Reports on Form 8-K, any information furnished under item 9), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

         After reasonable efforts, the Registrant has not been able to obtain the written consent of Arthur Andersen LLP to the incorporation by reference of its report into this Registration Statement. The Registrant has dispensed with the requirement to file the written consent of Arthur Andersen LLP in reliance on Rule 437a promulgated under the Securities Act. Since the Registrant has not been able to obtain the written consent of Arthur Andersen LLP, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen LLP incorporated by reference herein or any omissions to state a material fact required to be stated therein.

Item 4.           Description of Securities.

         Not applicable. (The Registrant's common stock is registered with the Commission under Section 12 of the Exchange Act.)

Item 5.           Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.           Indemnification of Directors and Officers.

         Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses, including attorneys' fees, as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

         The Restated Certificate of Incorporation of the Registrant (the "Motient Certificate") provides that no director of the Registrant shall be personally liable for breach of fiduciary duty as a director. Any repeal or modification of such provision shall not adversely affect any right or protection, or any limitation of the liability of, a director of the Registrant existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification. Both the Motient Certificate and the Amended and Restated Bylaws of the Registrant contain provisions that further provide for the indemnification of directors and officers in accordance with and to the fullest extent permitted by the DGCL.

         Additionally, the Registrant has entered into indemnification agreements with certain of its directors and officers which may, in certain cases, be broader than the specific indemnification provisions contained under current applicable law. The indemnification agreements may require the Registrant, among other things, to indemnify such officers, directors and key personnel against certain liabilities that may arise by reason of their status or service as directors, officers or employees of the Registrant and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

         The Index to Exhibits filed herewith and appearing immediately prior to the exhibits hereto is incorporated herein by reference.


Item 9.           Undertakings.

(a)      The Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia on this 12th day of July 2002.

                                        MOTIENT CORPORATION

                                        By: /s/David H. Engvall
                                           -----------------------------------
                                           David H. Engvall
                                           Senior Vice President, General
                                             Counsel and Secretary



                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         Name                      Title                       Date

/s/Walter V. Purnell, Jr.     President and Chief          July 12, 2002
------------------------  Executive Officer and Director
Walter V. Purnell, Jr.     (Principal Executive Officer)


/s/W. Bartlett Snell   Executive Vice President and Chief  July 12, 2002
-----------------------   Financial Officer and Director
W. Bartlett Snell            (Principal Financial and
                                Accounting Officer)

/s/Jared E. Abbruzzese               Director              July 12, 2002
-----------------------
Jared E. Abbruzzese

                                     Director              July __, 2002
-----------------------
Gerry S. Kittner

/s/Steven G. Singer                  Director              July  7, 2002
-----------------------
Steven G. Singer

/s/Jonelle St. John                  Director              July  9, 2002
-----------------------
Jonelle St. John

                                     Director              July __, 2002
-----------------------
Brandon G. Stranzl

                                Index to Exhibits

   Exhibit
     No.                            Description
     5.1 Opinion of General Counsel of Motient Corporation, regarding the legality of the common stock registered hereby.
     23.1       Consent of General Counsel of Motient Corporation (included as
                Exhibit 5.1).
     23.2       Consent of KPMG LLP.
     24.1       Power of Attorney (included on signature page).
     99.1       Motient Corporation 2002 Stock Option Plan.
     99.2       Form of Stock Option Agreement.